Registration No.  024-11053

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

Amendment #4

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

DNA BRANDS, INC.

(Exact name of issuer as specified in its charter)

Colorado

(State or other jurisdiction of incorporation or organization)

275 E Commercial Blvd #208

Lauderdale by the Sea, FL 33308

(561) 654-5722

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

URS Agents LLC

36 South 18th Avenue

Brighton, Colorado 80601

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7371	26-0394476
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

EXPLANATORY NOTE

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION,

DATED APRIL 13, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission on March 3, 2012, including restated amendments made there to Form 1-A/A on March 19, 2021 (“Amendment No. 1”), March 30, 2021 (“Amendment No. 2) and April 8, 2021 (“Amendment No. 3”). This exhibits only amendment adds revised Exhibit 4.1, as described herein and attached hereto, to Amendment No. 4, which is otherwise not changed.

These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. The offering statement shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation
2.2	By-Laws
4.1	Subscription Agreement
6.1	Employment Agreement between DNA Brands, Inc. and Adrian McKenzie/ PBDC LLC
10.1	Software Acquisition Agreement between DNA Brands, Inc. and Santo Blockchain Labs Corp.
11.1	Consent of Jeff Turner, P.A. (included in the Opinion)
12.1	Opinion of Jeff Turner, P.A.*

* filed herewith

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, State of Florida, on April 13, 2021.

DNA BRANDS, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Adrian McKenzie

Name: Adrian McKenzie

Title: Chief Executive Officer, Director and Principal Financial Officer

Date: April 13, 2021

By: /s/ Adrian McKenzie

Name: Adrian McKenzie

Title: Chief Financial Officer (Principal Financial Officer)

Date: April 13, 2021

SIGNATURES OF DIRECTORS:

By: /s/ Adrian McKenzie

Name: Adrian McKenzie

Title: Chief Executive Officer, Director

Date: April 13, 2021

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